CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of Dynatech Corporation on Form S-8 of our report dated May 15, 1995, on our audits of the consolidated financial statements of Dynatech Corporation as of March 31, 1995 and 1994, and for each of the three years in the period ended March 31, 1995, which report is included in the Annual Report on Form 10-K of Dynatech Corporation for its fiscal year ended March 31, 1995.




COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
March 6, 1996